SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE WALT DISNEY COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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The following statement was issued by The Walt Disney Company on February 25, 2004 and may be deemed “soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission issued thereunder:

We were dismayed to see CalPERS’ comments regarding Disney’s audit practices as we believe our audit processes and procedures are beyond reproach and our strong reputation in this regard is well-earned. Additionally, the Disney Board does not agree with CalPERS’ statements on management as it believes the company has well laid out its key long-term strategies for achieving attractive double-digit earnings growth, which is reinforced by the strong recent performance of Disney shares.

Some of the statements in this release constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from the results implied by these forward-looking statements, depending on a variety of factors including the general state of the economy and other factors identified in our filings with the Securities and Exchange Commission, including our most recent Report on Form 10-K. We undertake no responsibility to update those statements.

Contacts:	Zenia Mucha	John W. Spelich
	818-560-5300	818-560-8543